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INDEPENDENT AUDITORS' CONSENT

We Consent to the incorporation by reference in this Registration Statement of Harken Energy Corporation on Form S-3 of our report dated April 12, 1994 appearing in the Annual Report on Form 10-K of Search Exploration, Inc. for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
May 9, 1995